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Office of the Chief Accountant                      Arthur Andersen LLP
Securities and Exchange                             8000 Towers Crescent Drive
Commission                                          Vienna VA 22182-2725
450 Fifth Street, NW
Washington, DC  20549                               Tel 703 962 2100

August 8, 2000

Dear Sir/Madam ,

We have read paragraph (b) of Item 4 included in the Form 8-K dated August 8, 2000 of Safety-Kleen Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very Truly Yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

cc: Mr. Grover Wrenn, Chief Operating Officer, Safety-Kleen Corporation

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